Financial presentation to accompany management commentary FY26 Q2

Guidance

The following forward-looking statements reflect the Company's expectations as of August 21, 2025, and are subject to substantial uncertainty. The Company's results may be materially affected by many factors, such as fluctuations in foreign currency exchange rates, changes in global economic and geopolitical conditions, tariff and trade policies, customer demand and spending, inflation, interest rates, world events, expenses pertaining to general liability claims, for which we self-insure, and the various other factors detailed in this presentation. Additionally, guidance is provided on a non-GAAP basis as the Company cannot predict certain elements that are included in reported GAAP results, such as the changes in fair value of the Company's equity and other investments. Growth rates reflect an adjusted basis for prior year results.

Third quarter

The Company's third quarter fiscal 2026 guidance is based on the following Q3 FY25 figures: Net sales: $168.0 billion, operating income: $6.7 billion, and adjusted EPS[1]: $0.58.

Consolidated metric	Q3 FY26
Net sales (cc)	Increase 3.75% to 4.75% • Including approximately 20 bps tailwind from acquisition of VIZIO
Operating income (cc)	Increase 3.0% to 6.0% • Including approximately 140 bps headwind from acquisition of VIZIO
Adjusted EPS	$0.58 to $0.60

Fiscal year 2026

The Company's fiscal year guidance is based on the following FY25 figures: Net sales: $674.5 billion, adjusted operating income[1]: $29.5 billion, and adjusted EPS[1]: $2.51.

Consolidated metric	Original from 2.20.2025	As of 5.15.2025	As of 8.21.2025
Net sales (cc)	Increase 3.0% to 4.0% • Including approximately 20 bps headwind from lapping leap year • Including approximately 20 bps tailwind from acquisition of VIZIO	Unchanged	**Increase 3.75% to 4.75%**
Adj. operating income (cc)	Increase 3.5% to 5.5% • Including approximately 70 bps headwind from lapping leap year • Including approximately 80 bps headwind from acquisition of VIZIO	Unchanged	**Unchanged**
Interest, net	Increase approximately $100M to $200M	Unchanged	**Unchanged**
Effective tax rate	Approximately 23.5% to 24.5%	Unchanged	**Unchanged**
Non-controlling interest	Relatively flat	Unchanged	**Unchanged**
Adjusted EPS	$2.50 to $2.60, including approximately $0.05 headwind from currency	Unchanged	**$2.52 to $2.62, including $0.02 to $0.03 headwind from currency**
Capital expenditures	Approximately 3.0% to 3.5% of net sales	Unchanged	**Unchanged**

[1]For relevant non-GAAP reconciliations, see Q3 FY25 and Q4 FY25 earnings releases furnished on Form 8-K on November 19, 2024 and February 20, 2025, respectively.

cc = constant currency

2

Total revenues (cc)1 $178.9 billion, up +5.6% Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding. • Total revenues reached $177.4 billion, including a negative impact of $1.5 billion from currency fluctuations • Total revenues (cc)1 increased +5.6%, with strength across all segments • Global eCommerce net sales grew 25%; over 20% growth across all segments • Membership & other income grew 5.4%; driven by 15% global growth in membership fee income Y/Y Change +4.8% +5.5% +4.1% +2.5% +4.8% Y/Y Change (cc)1 +5.0% +6.2% +5.3% +4.0% +5.6% 1 See additional information at the end of this presentation regarding non-GAAP financial measures. Total revenues $169.3 $169.6 $180.6 $165.6 $177.4 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 Q2 FY26 3

Gross profit rate

Gross profit rate +4 bps[1] to 24.5%


24.4%
24.2%
23.9%
24.2%
24.5%
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26
Q2 FY26

	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26
Y/Y Change	+43 bps	+21 bps	+53 bps	+12 bps	+4 bps

- Led by improvements in Walmart U.S. partially offset by pressure in International
- Continued benefits from strong inventory management in the U.S. and improved business mix; partially offset by merchandise category mix pressure
- International reflects increased pressure from channel & format mix shifts and price investments
- Impacted ~5 bps[1] from business reorganization charges related to supply chain transformation in Sam's Club U.S.

[1]Gross profit rate for Q2 FY26 increased +9 bps when adjusted for $80M of business reorganization charges related to expenses incurred in connection with strategic supply chain decisions made in the Sam's Club U.S. segment. See additional information at the end of this presentation regarding the non-GAAP reconciliation of adjusted operating income for the Sam's Club U.S. segment.

4

Operating expenses as a percentage of net sales

Adjusted operating expenses as a percentage of net sales[1], +35 bps to 21.0%

Operating expenses as a percentage of net sales



20.6%
21.2%
20.4%
20.8%
21.2%
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26
Q2 FY26

Y/Y Change	+35 bps	+19 bps	+46 bps	+6 bps	+64 bps

Adjusted operating expenses as a percentage of net sales[1]



20.6%
21.2%
20.5%
20.8%
21.0%
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26
Q2 FY26

Y/Y Change	+41 bps	+19 bps	+52 bps	+22 bps	+35 bps

- Operating expenses on a reported basis deleveraged 64 bps reflecting:
  - Higher self-insured general liability claims expense in the U.S.
  - Investments in technology and associate wages for Sam's Club U.S., Canada, and Mexico
  - Offset by improved leverage in International
- Adjusted[1] operating expenses deleveraged 35 bps, excluding discrete charges related to certain legal matters and business reorganization charges

[1] See additional information at the end of this presentation regarding non-GAAP financial measures.

5

Operating income

Adjusted operating income (cc)[1] of $8.0 billion, up +0.4%

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.



Operating income
$7.9
$6.7
$7.9
$7.1
$7.3
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26
Q2 FY26

	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26
Y/Y Change	+8.5%	+8.2%	+8.3%	+4.3%	(8.2)%
Y/Y Change (cc)[1]	+8.8%	+9.8%	+10.8%	+6.8%	(7.0)%



Adjusted operating income (cc)1
$8.0
$6.8
$7.9
$7.3
$8.0
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26
Q2 FY26

	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26
Y/Y Change (cc)[1]	+7.4%	+9.8%	+9.4%	+3.0%	+0.4%

- Operating income declined 8.2% relative to +4.8% net sales growth; affected by discrete legal and restructuring items
- Adjusted operating income (cc)[1] up +0.4% relative to +5.6% growth in net sales (cc)[1]
- Reflects strong sales growth and continued execution on our financial framework; growth also affected by ~560 bps from higher self-insured general liability claims expense
- Q2 FY26 net income margin increased by ~130 bps; adjusted EBITDA margin[1] decreased ~10 bps

[1] See additional information at the end of this presentation regarding non-GAAP financial measures.

6

1 See additional information at the end of this presentation regarding non-GAAP financial measures. Adjusted EPS1 of $0.68, up 1.5% EPS PY $0.61 $0.51 $0.60 $0.60 $0.67 Y/Y Change +9.8% +13.7% +10.0% +1.7% +1.5% • Adjusted EPS1 of $0.68; an increase of 1.5% • Adjusted EPS excludes the effects, net of tax, of the following: $0.26 from net gains on equity and other investments; $0.05 of charges for certain legal matters; and $0.01 of business restructuring charges Y/Y Change (42.3%) +850.0% (4.4%) (11.1%) +57.1% EPS $0.67 $0.58 $0.66 $0.61 $0.68 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 Q2 FY26 $0.56 $0.57 $0.65 $0.56 $0.88 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 Q2 FY26 7 Adjusted EPS1

PY $9.0 $4.3 $15.1 $(0.4) $5.9 Y/Y Change (34.9%) +43.4% (16.3%) NM +18.7% • Operating cash flow increased $2.0 billion primarily due to timing of certain payments, lower cash tax payments and increased cash provided by operating income • Free cash flow1 increased $1.1 billion due to the increase in operating cash flow described above, partially offset by an increase of $0.9 billion in capital expenditures to support our investment strategy 1 See additional information at the end of this presentation regarding non-GAAP financial measures. NM = not meaningful PY $18.2 $19.0 $35.7 $4.2 $16.4 Y/Y Change (10.1%) +20.5% +2.0% +27.3% +12.2% Operating cash flow Free cash flow1 Cash flow $5.9 $6.2 $12.7 $0.4 $6.9 Q2 FY25 YTD Q3 FY25 YTD Q4 FY25 YTD Q1 FY26 YTD Q2 FY26 YTD $16.4 $22.9 $36.4 $5.4 $18.4 Q2 FY25 YTD Q3 FY25 YTD Q4 FY25 YTD Q1 FY26 YTD Q2 FY26 YTD Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding. 8

Dividends and share repurchases Amounts in billions, except as noted. Dollar amounts may not recalculate due to rounding. • Share repurchases during the quarter totaled $1.6 billion representing 17.0 million shares, at an average price of $97.03 per share • Remaining share repurchase authorization is $5.9 billion Returns to shareholders $2.7 $2.6 $3.1 $6.4 $3.5 Returns to shareholders $1.7 $1.7 $1.7 $1.9 $1.9 $1.0 $1.0 $1.4 $4.6 $1.6 Dividends Share repurchases Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 Q2 FY26 9

Y/Y Change +230 bps +100 bps +50 bps +30 bps ~0 bps • ROI1 was relatively flat at 15.1% • Reflects increased operating income2, primarily due to improvements in business performance • Offset by an increase in average invested capital due to higher purchases of property and equipment 1 See additional information at the end of this presentation regarding non-GAAP financial measures. 2 For the trailing twelve months ended July 31, 2025. Return on assets (ROA) Return on investment (ROI)1 Returns Y/Y Change +80 bps +130 bps +130 bps (40) bps +190 bps 6.4% 7.8% 7.9% 7.5% 8.3% Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 Q2 FY26 15.1% 15.1% 15.5% 15.3% 15.1% Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 Q2 FY26 10

Walmart U.S. revenues

Net sales $120.9 billion, +4.8%; eCommerce +26%

Walmart U.S. comp sales[1]


5.3%
4.2%
4.6%
4.5%
4.6%
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26
Q2 FY26

	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26
eCommerce Contribution	+300 bps	+290 bps	+290 bps	+350 bps	+420 bps

- Sales strength across key categories led by growth in grocery and health & wellness; general merchandise up low single-digits
- Comp sales +4.6% includes growth in transactions and unit volumes
  - Transactions ex fuel: +1.5%
  - Average ticket ex fuel: +3.1%
- Share gains across income brackets led by upper-income households
- Total like-for-like inflation +1.1%
- eCommerce includes nearly 50% growth in store-fulfilled delivery; and 31% growth in Walmart Connect advertising
- Speed of delivery resonating with customers; ~1/3rd of deliveries from stores were expedited (3 hours or less)
- Membership & other income increased +7.5%, with double-digit growth in Walmart+ fee income



[1] Comp sales for the 13-week period ended August 1, 2025 compared to the 13-week period ended July 26, 2024, and excludes fuel.

11

Gross profit $33.7 billion, +5.8%
Gross profit rate 27.9%, +26 bps

- Increase reflects continued benefits from strong inventory management
- Improved business mix primarily from growth of digital advertising
- Offset by product mix headwinds as grocery and health & wellness sales outgrew gen merch

Operating expenses $27.6 billion, +6.8%
Operating expense rate 22.8%, +43 bps

- Deleverage largely due to ~$400 million higher-than-anticipated claims expense
- Also, reflects increased depreciation as well as VIZIO operating costs post-acquisition

Operating income $6.7 billion, +2.0%
Operating income rate 5.6%, -15 bps

- Reflects higher gross margin, increased Walmart+ membership income, and improved eCommerce economics, partially offset by expense deleverage

Inventory
+2.2%

- Reflects strong inventory management while sustaining robust sales and in-stock levels
- Increase primarily attributable to higher costs of imported goods

[1] See additional information at the end of this presentation regarding non-GAAP financial measures.

Walmart U.S.

Opened 1 new Neighborhood Market

Store Remodels: ~240

Offering store-fulfilled fast delivery in less than 3 hours to more than 93% of U.S. households

12

Walmart U.S.

Merchandise category performance details

Category	Comp	Comments
Grocery	+ mid single-digit	• Broad-based strength and share gains as customers respond to pricing Rollbacks and value proposition • E-commerce sales were strong, up double-digits • Like-for-like inflation was ~150 bps • Food growth led by fresh, pantry, and dairy • Consumables growth led by personal and baby care
Health & Wellness	+ mid-teens	• Reflects strong growth in pharmacy script counts and share gains; higher mix of branded versus generic sales; and increased optical and OTC sales • Customers increasingly choosing the convenience of pharmacy delivery; strong NPS level moving higher
General Merchandise	+ low single-digit	• Sales strength in fashion, media & gaming, and auto care • Gained share in gen merch as expanded assortment, strong value, and delivery convenience resonates with customers; aided by strong seasonal events • Like-for-like deflation was low single-digit • Marketplace categories including electronics, automotive, toys, and media & gaming grew more than 40%


Fitting Roo

13

Walmart International revenues

Net sales (cc)[1] $32.7 billion, +10.5%

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.

Walmart International net sales



$29.6
$30.3
$32.2
$29.8
$31.2

	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26
Y/Y Change	+7.1%	+8.0%	(0.7%)	(0.3%)	+5.5%
Net Sales (cc)[1,2]	$29.6	$31.5	$34.3	$32.1	$32.7
Y/Y Change (cc)[1]	+8.3%	+12.4%	+5.7%	+7.8%	+10.5%

- Sales growth (cc)[1] led by China, Walmex, and Flipkart
- Currency rate fluctuations negatively affected sales by $1.5 billion
- Successful festive events across markets
- Strong performance across categories
- eCommerce sales grew 22%, led by store-fulfilled pickup & delivery and marketplace
- Membership & other income increased 2.7%, driven by membership income growth of 27%

[1] See additional information at the end of this presentation regarding non-GAAP financial measures.

[2] For Q2 FY25, net sales constant currency reflects reported results for comparison to current quarter growth in constant currency.

14

1 See additional information at the end of this presentation regarding non-GAAP financial measures. Gross profit $6.7 billion, +1.7% Gross profit rate 21.6%, -80 bps • Leverage driven by strong sales performance, ongoing format mix changes, and operational efficiencies • Partially offset by investments in growth priorities, including wages Operating expenses $5.9 billion, +4.6% Operating expense rate 18.9%, -17 bps Operating income $1.2 billion, -9.8%; $1.3 billion (cc)1, -2.8% (cc)1 Operating income rate 3.9%, -67 bps; 4.0% (cc)1, -55 bps (cc)1 Inventory +4.9% Walmart International 15 We bring Walmart to the world, and the world to Walmart • Operating income (cc)1 decline driven by investments in strategic growth priorities in India, Canada, and Mexico • Benefited by business mix changes • Sales growing faster than inventory • Headwinds from channel & format mix changes and growth investments • Benefited by business mix changes

Walmex[1,2]

Net sales (cc): $13.9 billion, +6.1%

Comparable sales growth



5.0%
4.4%
4.1%
1.5%
4.4%
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26
Q2 FY26

	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26
Net sales growth	+6.4%	+5.9%	+5.6%	+3.0%	+6.1%
eCommerce net sales growth	+19%	+19%	+20%	+19%	+21%

Sales

- In Mexico, comp sales grew 4.4%, led by Bodega and Sam's Club
- Double-digit eCommerce growth, driven by store-fulfilled pickup & delivery
- Successful festive events and strong general merchandise performance
- Opened 188 new stores in the past 12 months, including 25 in the quarter

Gross profit rate Relatively flat

- Driven by business mix changes, offset by price investments

Operating expense rate Increase

- Investments in strategic priorities, including associate wages

Operating income $ Decrease

[1] Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.
[2] Walmex includes the consolidated results of Mexico and Central America

16

Divertissement

Canada[1]

Net sales (cc): $6.1 billion, +4.1%

Comparable sales growth


3.4%
3.1%
5.8%
0.9%
4.0%
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26
Q2 FY26

	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26
Net sales growth	+3.5%	+3.0%	+5.5%	+1.1%	+4.1%
eCommerce net sales growth	+27%	+27%	+30%	+23%	+24%

Sales

- Strong eCommerce sales growth of 24%, led by store-fulfilled pickup & delivery
- Continued strength in food and consumables, with growth in general merchandise
- Opened 1 new Supercenter in the quarter

Gross profit rate Increase

- Driven by improved shrink

Operating expense rate Increase

- Planned strategic investments in associate wages and technology

Operating income $ Decrease

[1] Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

17

更好的生活尽在山姆
Life is Better in the Club
山姆会员商店
Sam's
CLUB

China[1]

Net sales (cc): $5.8 billion, +30.1%

Comparable sales growth


13.8%
15.0%
23.1%
16.8%
21.5%
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26
Q2 FY26

	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26
Net sales growth	+17.7%	+17.0%	+27.7%	+22.5%	+30.1%
eCommerce net sales growth	+23%	+25%	+34%	+34%	+39%

Sales

- Continued strength in Sam's Club, with double-digit growth in transactions
- Strong eCommerce growth of 39%, with digital mix more than 50% of total sales
- Opened 8 new clubs in the past 12 months, including 2 new clubs in the quarter

Gross profit rate Decrease

- Driven by ongoing format mix changes

Operating expense rate Decrease

- Driven by strong sales growth, format mix changes, and operational efficiencies

Operating income $ Increase

[1] Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

18

Sam’s Club U.S. revenues

Net sales $23.6 billion, +3.4%, Net sales without fuel +6.0%, eCommerce +26%

Sam's Club U.S. comp sales[1]



4.6%
5.2%
3.7%
7.0%
5.3%
6.8%
4.0%
6.7%
3.3%
5.9%
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26
Q2 FY26
With fuel
Without fuel

	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26
eComm Cont. without fuel	+230 bps	+290 bps	+280 bps	+350 bps	+350 bps

- Comp sales driven by units
- Continued strength in transactions
  - Transactions ex fuel: +3.9%
  - Average ticket ex fuel: +2.0%
- Strength led by grocery and health & wellness; continued growth in general merchandise sales
- Continued strong growth in club-fulfilled pickup & delivery
- Share gains in grocery and general merchandise (per Circana)
- Member's Mark grew low double-digits



sam's club.
Lay's

[1] Comp sales for the 13-week period ended August 1, 2025 compared to the 13-week period ended July 26, 2024.

19

Sam's Club U.S.

eCommerce sales growth 26%, now comprising 18% of net sales, ex fuel, up ~280 bps

Club-fulfilled delivery nearly 50% of eCommerce sales growth

Scan & Go™ app adoption up ~600 bps

Gross profit $2.6 billion, +2.4%

Gross profit rate 10.9%, -11 bps; without fuel -21 bps

- Rate negatively affected ~35 bps due to strategic supply chain reorganization charges
- Benefited from lower markdowns and operational efficiencies, partially offset by channel mix

Operating expenses $2.7 billion, +7.6%

Operating expense rate 11.4%, +44 bps; without fuel +19 bps

- Deleverage due to additional ~$40 million in higher-than-anticipated general liability claims expense, as well as continued investments in technology and previously announced associate wage investments

Membership income

+7.6%

- Steady growth in member counts, renewal rates, and increased penetration of Plus members

Operating income $489M, -15.8%; without fuel $333M, -14.8%

Adjusted operating income[1] $569M, -2.1%; without fuel, $413M, +5.6%

- Operating income negatively affected by $80 million from strategic supply chain reorganization charges
- Adjusted operating income[1] growth negatively affected by ~710 bps from higher-than-anticipated general liability claims expense

Inventory

+11.7%

- Increase in inventory to support strong unit growth and timing of receipts
- Inventory days on hand and inventory turns remain healthy

[1] See additional information at the end of this presentation regarding non-GAAP financial measures.

20

Category comparable sales Sam’s Club U.S. Category Comp Comments Grocery Fresh / Freezer / Cooler + low double-digit • Driven by fresh meat, cooler, produce and floral Grocery and Beverage + mid single-digit • Led by drinks, dry grocery and snacks Consumables + mid single-digit • Strength in paper goods, laundry & home care and pet supplies Health and Wellness + high single-digit • Driven by pharmacy and over the counter General Merchandise Home and Apparel + low single-digit • Strength in apparel and jewelry offset by hardlines Technology, Office and Entertainment + low single-digit • Led by gift cards and gaming, offset by consumer electronics 21

Supplemental Information - FY26 and FY27 Comparable Sales 4-5-4 Reporting Calendars

We report U.S. comparable sales on a 13-week and 52-week retail calendar — commonly referred to as a "4-5-4" calendar — which uses 364 days in a year. In certain years, it becomes necessary to add a 53rd week to our comparable sales reporting calendar, which occurred in fiscal 2025. The following tables reflect our period ending dates for the reporting of U.S. comparable sales throughout fiscal 2026 and fiscal 2027. The additional week only affects 4-5-4 comparable sales; all other measures remain unaffected.

FY26 Reporting

	FY26 Comparable Sales				
	Q1 13 Weeks Ended	Q2 13 Weeks Ended	Q3 13 Weeks Ended	Q4 13 Weeks Ended	Full Year 52 Weeks Ended
FY26 (52 weeks)	**May 02, 2025**	**August 01, 2025**	**October 31, 2025**	**January 30, 2026**	**January 30, 2026**
Base: FY25 (52 weeks)	May 03, 2024	August 02, 2024	November 01, 2024	January 31, 2025	January 31, 2025
	Comparison Period: FY25 Comparable Sales				
	Q1 13 Weeks Ended	Q2 13 Weeks Ended	Q3 13 Weeks Ended	Q4 14 Weeks Ended	Full Year 53 Weeks Ended
FY25 (53 weeks)[1]	April 26, 2024	July 26, 2024	October 25, 2024	January 31, 2025	January 31, 2025
Base: FY24 (53 weeks)	April 28, 2023	July 28, 2023	October 27, 2023	February 02, 2024	February 02, 2024

FY27 Reporting

	FY27 Comparable Sales				
	Q1 13 Weeks Ended	Q2 13 Weeks Ended	Q3 13 Weeks Ended	Q4 13 Weeks Ended	Full Year 52 Weeks Ended
FY27 (52 weeks)	**May 01, 2026**	**July 31, 2026**	**October 30, 2026**	**January 29, 2027**	**January 29, 2027**
Base: FY26 (52 weeks)	May 02, 2025	August 01, 2025	October 31, 2025	January 30, 2026	January 30, 2026
	Comparison Period: FY26 Comparable Sales				
	Q1 13 Weeks Ended	Q2 13 Weeks Ended	Q3 13 Weeks Ended	Q4 13 Weeks Ended	Full Year 52 Weeks Ended
FY26 (52 weeks)	**May 02, 2025**	**August 01, 2025**	**October 31, 2025**	**January 30, 2026**	**January 30, 2026**
Base: FY25 (52 weeks)	May 03, 2024	August 02, 2024	November 01, 2024	January 31, 2025	January 31, 2025

[1] Our comparable sales calculations are based on periods of equal lengths and comparison periods are presented as they were originally reported. If the comparison periods were recast to align to the same number of weeks as the reporting period, any changes to the previously reported comparable sales would be inconsequential.

22

Safe harbor and non-GAAP measures This presentation and related management commentary contains statements that may be "forward-looking statements" as defined in, and are intended to enjoy the protection of the safe harbor for forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Assumptions on which such forward-looking statements are based are also forward-looking statements. Statements of our guidance, projections, estimates, expectations, plans, and objectives for the third quarter and remainder of fiscal 2026 in this presentation and related management commentary are forward-looking statements. Assumptions on which such forward-looking statements are based are also forward-looking statements. Such forward-looking statements are not statements of historical facts, but instead express our estimates or expectations for our consolidated economic performance or results of operations for future periods or as of future dates or events or developments that may occur in the future or discuss our plans, objectives or goals. These forward-looking statements can be identified by their use of words or phrases such as “anticipate,” “could,” “could be,” “believe,” “expect,” “forecast,” “plan,” “projected,” “will be” “will improve,” variations of such words or phrases or similar words and phrases denoting anticipated or expected occurrences or results. The forward-looking statements that we make are based on our knowledge of our business and our operating environment and assumptions that we believe to be or will believe to be reasonable when such forward-looking statements were or are made. Our actual results may differ materially from those expressed in or implied by any of these forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors including: the impact of pandemics on our business and the global economy; economic, capital markets and business conditions; trends and events around the world and in the markets in which we operate; currency exchange rate fluctuations, changes in market interest rates and market levels of wages; changes in the size of various markets, including eCommerce markets; unemployment levels; inflation or deflation, generally and in particular product categories; consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels and demand for certain merchandise; the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives; unexpected changes in our objectives and plans; the impact of acquisitions, investments, divestitures, store or club closures, and other strategic decisions; our ability to successfully integrate acquired businesses, including within the eCommerce space; changes in the trading prices of certain equity investments we hold; initiatives of competitors, competitors' entry into and expansion in our markets, and competitive pressures; customer traffic and average ticket in our stores and clubs and on our eCommerce websites; the mix of merchandise we sell, the cost of goods we sell and the shrinkage we experience; trends in consumer shopping habits around the world and in the markets in which we operate; our gross profit margins; the financial performance of Walmart and each of its segments, including the amounts of our cash flow during various periods; transportation, energy and utility costs; commodity prices and the price of gasoline and diesel fuel; supply chain disruptions and disruptions in seasonal buying patterns; the availability of goods from suppliers and the cost of goods acquired from suppliers; consumer acceptance of and response to our stores, clubs, eCommerce platforms, programs, merchandise offerings and delivery methods; cyber security events affecting us and related costs and impact to the business; developments in, outcomes of, and costs incurred in legal or regulatory proceedings to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith; expenses pertaining to general liability claims, for which we self-insure, and insurance costs; consumer enrollment in health and drug insurance programs and such programs’ reimbursement rates and drug formularies; our effective tax rate and the factors affecting our effective tax rate, including assessments of certain tax contingencies, valuation allowances, changes in law, administrative audit outcomes, impact of discrete items and the mix of earnings between the U.S. and Walmart's international operations; changes in existing tax, labor and other laws and regulations and changes in tax rates including the enactment of laws and the adoption and interpretation of administrative rules and regulations; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which Walmart operates and elsewhere and actions with respect to such policies, programs and initiatives; changes in accounting estimates or judgments; the level of public assistance payments; natural disasters, changes in climate, geopolitical events and catastrophic events; and changes in generally accepted accounting principles in the United States. Our most recent annual report on Form 10-K and subsequent quarterly report filed with the SEC discusses other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in the presentation and related management commentary. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this release. Walmart cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or, even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made in the presentation are as of the date of this presentation. Walmart undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. This presentation and related management commentary references certain non-GAAP measures as defined under SEC rules, including net sales and operating income on a constant currency basis, adjusted operating income, free cash flow, and return on investment. Information about the non-GAAP measures as required by Regulation G and Item 10(e) of Regulation S-K regarding non-GAAP measures for the applicable periods can be found in our previously filed reports on Form 10-K and earnings presentations furnished via Form 8-K with the SEC, which are available at stock.walmart.com. 23

Non-GAAP measures – ROI We include return on assets ("ROA") and return on investment (“ROI”) as metrics to assess our return on capital. ROA is the most directly comparable measure based on our financial statements presented in accordance with GAAP, while ROI is considered a non-GAAP financial measure. Management believes ROI is a meaningful metric to share with investors because it helps investors assess how effectively Walmart is deploying its assets. Trends in ROI can fluctuate over time as management balances long-term strategic initiatives with possible short-term impacts. Our calculation of ROI is considered a non-GAAP financial measure because we calculate ROI using financial measures that exclude and include amounts that are included and excluded in ROA, the most directly comparable GAAP financial measure. ROA is consolidated net income for the period divided by average total assets for the period. We define ROI as operating income plus interest income, depreciation and amortization, and rent expense for the trailing 12 months divided by average invested capital during that period. We consider average invested capital to be the average of our beginning and ending total assets, plus average accumulated depreciation and amortization, less average accounts payable and average accrued liabilities for that period. Although ROI is a standard financial measure, numerous methods exist for calculating a company's ROI. As a result, the method used by management to calculate our ROI may differ from the methods used by other companies to calculate their ROI. ROA was 8.3 percent and 6.4 percent for the trailing 12 months ended July 31, 2025 and 2024, respectively. The increase in ROA was primarily due to an increase in net income as a result of net increases in the fair value of our equity and other investments combined with higher operating income, offset by an increase in average total assets due to higher purchases of property and equipment. ROI was relatively flat at 15.1 percent for the trailing 12 months ended July 31, 2025 and 2024 as a result of increased operating income, primarily due to improvements in business performance, offset by an increase in average invested capital due to higher purchases of property and equipment. 24

The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows: Non-GAAP measures – ROI (cont.) Trailing Twelve Months Ended Jul 31, Oct 31, Jan 31, Apr 30, July 31, (Dollars in millions) 2024 2024 2025 2025 2025 Numerator Consolidated net income $ 16,339 $ 20,410 $ 20,157 $ 19,489 $ 21,929 Denominator Average total assets1 $ 254,781 $ 261,287 $ 256,611 $ 258,213 $ 262,639 Return on assets (ROA) 6.4% 7.8% 7.9% 7.5% 8.3% 1 The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2. 25 Jul 31, Oct 31, Jan 31, Apr 30, Jul 31, Oct 31, Jan 31, Apr 30, Jul 31, Certain Balance Sheet Data 2023 2023 2024 2024 2024 2024 2025 2025 2025 Total assets $ 255,121 $ 259,174 $ 252,399 $ 254,054 $ 254,440 $ 263,399 $ 260,823 $ 262,372 $ 270,837 Accumulated depreciation and amortization 115,878 118,122 119,602 118,518 120,275 122,806 123,646 125,169 128,234 Accounts payable 56,576 61,049 56,812 56,071 56,716 62,863 58,666 57,700 60,086 Accrued liabilities 29,239 26,132 28,759 24,092 27,656 28,117 29,345 26,085 28,821 CALCULATION OF RETURN ON ASSETS

Non-GAAP measures – ROI (cont.)

The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows:

CALCULATION OF RETURN ON INVESTMENT

	Trailing Twelve Months Ended				
(Dollars in millions)	Jul 31, 2024	Oct 31, 2024	Jan 31, 2025	Apr 30, 2025	Jul 31, 2025
Numerator					
Operating income	$ 28,237	$ 28,743	$ 29,348	$ 29,642	$ 28,988
+ Interest income	519	513	483	464	442
+ Depreciation and amortization	12,440	12,715	12,973	13,214	13,491
+ Rent	2,306	2,329	2,347	2,358	2,374
ROI operating income	$ 43,502	$ 44,300	$ 45,151	$ 45,678	$ 45,295
Denominator					
Average total assets[1]	$ 254,781	$ 261,287	$ 256,611	$ 258,213	$ 262,639
+ Average accumulated depreciation and amortization[1]	118,077	120,464	121,624	121,844	124,255
- Average accounts payable[1]	56,646	61,956	57,739	56,886	58,401
- Average accrued liabilities[1]	28,448	27,125	29,052	25,089	28,239
Average invested capital	$ 287,764	$ 292,670	$ 291,444	$ 298,082	$ 300,254
Return on investment (ROI)	15.1%	15.1%	15.5%	15.3%	15.1%

[1] The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2.

26

Non-GAAP measures – free cash flow We define free cash flow as net cash provided by operating activities in a period minus payments for property and equipment made in that period. Net cash provided by operating activities was $18.4 billion for the six months ended July 31, 2025, which represents an increase of $2.0 billion when compared to the same period in the prior year. The increase was primarily due to timing of certain payments, lower cash tax payments and increased cash provided by operating income. Free cash flow for the six months ended July 31, 2025 was $6.9 billion, which represents an increase of $1.1 billion when compared to the same period in the prior year. The increase in free cash flow was due to the increase in net cash provided by operating activities described above, partially offset by an increase of $0.9 billion in capital expenditures to support our investment strategy. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Walmart’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by Walmart’s management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow. 27

Non-GAAP measures – free cash flow (cont.)

The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow, as well as information regarding net cash used in investing activities and net cash used in financing activities.

	Year to Date Period Ended				
(Dollars in millions)	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26
Net cash provided by operating activities	$ 16,357	$ 22,918	$ 36,443	$ 5,411	$ 18,352
Payments for property and equipment (capital expenditures)	(10,507)	(16,696)	(23,783)	(4,986)	(11,409)
Free cash flow	$ 5,850	$ 6,222	$ 12,660	$ 425	$ 6,943
Net cash used in investing activities[1]	$ (10,128)	$ (12,661)	$ (21,379)	$ (5,093)	$ (11,199)
Net cash provided by (used in) financing activities	$ (6,945)	$ (9,673)	$ (14,822)	$ 8	$ (6,993)

	Year to Date Period Ended				
(Dollars in millions)	Q2 FY24	Q3 FY24	Q4 FY24	Q1 FY25	Q2 FY25
Net cash provided by operating activities	$ 18,201	$ 19,014	$ 35,726	$ 4,249	$ 16,357
Payments for property and equipment (capital expenditures)	(9,216)	(14,674)	(20,606)	(4,676)	(10,507)
Free cash flow	$ 8,985	$ 4,340	$ 15,120	$ (427)	$ 5,850
Net cash used in investing activities[1]	$ (9,909)	$ (15,374)	$ (21,287)	$ (4,409)	$ (10,128)
Net cash used in financing activities	(3,309)	(179)	(13,414)	(321)	(6,945)
Y/Y change in free cash flow	(34.9%)	+43.4%	(16.3%)	NM	+18.7%

[1] "Net cash used in investing activities" includes payments for property and equipment, which is also included in our computation of free cash flow.

NM = not meaningful

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Non-GAAP measures – constant currency In discussing our operating results, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars. We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period's currency exchange rates and the comparable prior year period's currency exchange rates. Additionally, no currency exchange rate fluctuations are calculated for non-USD acquisitions until owned for 12 months. Throughout our discussion, we refer to the results of this calculation as the impact of currency exchange rate fluctuations. When we refer to constant currency operating results, this means operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart’s underlying performance without the effects of currency exchange rate fluctuations. The table below reflects the calculation of constant currency for net sales for the Walmart International segment for the trailing five quarters and operating income for the current quarter. Three Months Ended Walmart International (Dollars in millions) Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 Q2 FY26 Net sales: As reported $ 29,567 $ 30,277 $ 32,208 $ 29,754 $ 31,201 Currency exchange rate fluctuations 317 1,217 2,049 2,392 1,466 Net sales (cc) $ 29,884 $ 31,494 $ 34,257 $ 32,146 $ 32,667 PY reported $ 27,596 $ 28,022 $ 32,419 $ 29,833 $ 29,567 % change (cc) +8.3% +12.4% +5.7% +7.8% +10.5% Operating income: As reported $ 1,227 Currency exchange rate fluctuations 95 Operating income (cc) $ 1,322 PY reported $ 1,360 % change (cc) (2.8%) Operating income (cc) as % of net sales (cc) 4.0% PY operating income as % of net sales 4.6% Y/Y change (bps) -55 bps 29 1Q4 FY24 reflects reported results for comparison to current quarter growth in constant currency.

Non-GAAP measures – constant currency (cont.) Three Months Ended Consolidated (Dollars in millions) Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26 Q2 FY26 Total revenues: As reported $ 169,335 $ 169,588 $ 180,554 $ 165,609 $ 177,402 Currency exchange rate fluctuations 324 1,229 2,065 2,417 1,478 Total revenues (cc) $ 169,659 $ 170,817 $ 182,619 $ 168,026 $ 178,880 PY reported $ 161,632 $ 160,804 $ 173,388 $ 161,508 $ 169,335 % change (cc) +5.0% +6.2% +5.3% +4.0% +5.6% Net sales: As reported $ 167,767 $ 168,003 $ 178,830 $ 163,981 $ 175,750 Currency exchange rate fluctuations 317 1,217 2,049 2,392 1,466 Net sales (cc) $ 168,084 $ 169,220 $ 180,879 $ 166,373 $ 177,216 PY reported $ 160,280 $ 159,439 $ 171,914 $ 159,938 $ 167,767 % change (cc) +4.9% +6.1% +5.2% +4.0% +5.6% Operating income: As reported $ 7,940 $ 6,708 $ 7,859 $ 7,135 $ 7,286 Currency exchange rate fluctuations 17 99 179 171 95 Operating income (cc) $ 7,957 $ 6,807 $ 8,038 $ 7,306 $ 7,381 PY reported $ 7,316 $ 6,202 $ 7,254 $ 6,841 $ 7,940 % change (cc) +8.8% +9.8% +10.8% +6.8% (7.0%) The table below reflects the calculation of constant currency for total revenues, net sales and operating income for the trailing five quarters. 30

Non-GAAP measures – adjusted operating expenses as a percentage of net sales

Adjusted operating expenses as a percentage of net sales is considered a non-GAAP financial measure under the SEC's rules because it excludes certain charges included in operating, selling, general and administrative expenses calculated in accordance with GAAP. Management believes that adjusted operating expenses as a percentage of net sales is a meaningful measure to share with investors because it best allows comparison of performance with that of the comparable period. In addition, adjusted operating expenses as a percentage of net sales affords investors a view of what management considers Walmart's core operating expenses and the ability to make a more informed assessment of such core operating expenses as compared with that of the prior year.

The table below reflects the calculation of adjusted operating expenses as a percentage of net sales for the trailing five quarters.

	Three Months Ended									
(Dollars in millions)	Q2 FY25	Q2 FY24	Q3 FY25	Q3 FY24	Q4 FY25	Q4 FY24	Q1 FY26	Q1 FY25	Q2 FY26	Q2 FY25
Operating, selling, general and administrative expenses	$ 34,585	$ 32,466	$ 35,540	$ 33,419	$ 36,523	$ 34,309	$ 34,171	$ 33,236	$ 37,345	$ 34,585
Certain legal matters[1]	—	—	—	—	—	—	—	—	440	—
Business reorganization charges[2]	—	—	—	—	—	—	—	255	70	—
Opioid-related legal matters[3]	—	93	—	—	(99)	—	—	—	—	—
Adjusted operating expenses	$ 34,585	$ 32,373	$ 35,540	$ 33,419	$ 36,622	$ 34,309	$ 34,171	$ 32,981	$ 36,835	$ 34,585
Net sales	$ 167,767	$160,280	$168,003	$ 159,439	$ 178,830	$ 171,914	$ 163,981	$ 159,938	$ 175,750	$ 167,767
Operating, selling, general and administrative expenses as a percentage of net sales	20.6%	20.3%	21.2%	21.0%	20.4%	20.0%	20.8%	20.8%	21.2%	20.6%
Adjusted operating expenses as a percentage of net sales	20.6%	20.2%	21.2%	21.0%	20.5%	20.0%	20.8%	20.6%	21.0%	20.6%
Y/Y change (bps)	+41 bps	NP	+19 bps	NP	+52 bps	NP	+22 bps	NP	+35 bps	NP

[1] Represents charges related to certain legal matters which were outside the normal course of our operations and recorded in Corporate and support.

[2] Charges in Q2 FY26 primarily relate to incremental business reorganization expenses recorded in Corporate and support. Charges in Q1 FY25 primarily relate to expenses incurred in connection with strategic decisions made in the Walmart U.S. segment, as well as incremental business reorganization expenses recorded in Corporate and support.

[3] Opioid-related legal matters are recorded in Corporate and support and reflect 1) proceeds received from settlement of a shareholder derivative lawsuit in Q4 FY25, and 2) incremental opioid settlement expense in Q2 FY24.

NP = not provided

31

Non-GAAP measures – adjusted operating income

Adjusted operating income is considered a non-GAAP financial measure under the SEC's rules because it excludes certain charges included in operating income calculated in accordance with GAAP. Management believes that adjusted operating income is a meaningful measure to share with investors because it best allows comparison of performance with that of the comparable period. In addition, adjusted operating income affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance as compared with that of the prior year.

When we refer to adjusted operating income in constant currency, this means adjusted operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart's underlying performance without the effects of currency exchange rate fluctuations.

The table below reflects the calculation of adjusted operating income and adjusted operating income in constant currency, when applicable, for the trailing five quarters.

	Three Months Ended									
(Dollars in millions)	Q2 FY25	Q2 FY24	Q3 FY25	Q3 FY24	Q4 FY25	Q4 FY24	Q1 FY26	Q1 FY25	Q2 FY26	Q2 FY25
Operating income	$ 7,940	$ 7,316	$ 6,708	$ 6,202	$ 7,859	$ 7,254	$ 7,135	$ 6,841	$ 7,286	$ 7,940
Certain legal matters[1]	—	—	—	—	—	—	—	—	440	—
Business reorganization charges[2]	—	—	—	—	—	—	—	255	150	—
Opioid-related legal matters[3]	—	93	—	—	(99)	—	—	—	—	—
Adjusted operating income	$ 7,940	$ 7,409	$ 6,708	$ 6,202	$ 7,760	$ 7,254	$ 7,135	$ 7,096	$ 7,876	$ 7,940
% change[4]	+7.2%	NP	+8.2%	NP	+7.0%	NP	+0.5%	NP	(0.8%)	NP
Currency exchange rate fluctuations	$ 17	$ —	$ 99	$ —	$ 179	$ —	$ 171	$ —	$ 95	$ —
Adjusted operating income (cc)	$ 7,957	$ 7,409	$ 6,807	$ 6,202	$ 7,939	$ 7,254	$ 7,306	$ 7,096	$ 7,971	$ 7,940
% change[4]	+7.4%	NP	+9.8%	NP	+9.4%	NP	+3.0%	NP	+0.4%	NP

[1] Represents charges related to certain legal matters recorded in Corporate and support.

[2] Business reorganization charges in Q2 FY26 primarily relate to expenses incurred in connection with strategic supply chain decisions made in the Sam's Club U.S. segment, as well as incremental business reorganization charges recorded in Corporate and support. Business reorganization charges in Q1 FY25 primarily relate to expenses incurred in connection with strategic decisions made in the Walmart U.S. segment, as well as incremental business reorganization expenses recorded in Corporate and support.

[3] Opioid-related legal matters are recorded in Corporate and support and reflect 1) proceeds received from settlement of a shareholder derivative lawsuit in Q4 FY25, and 2) incremental opioid settlement expense in Q2 FY24.

[4] Change versus prior year comparable period.

NP = not provided

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Non-GAAP measures – adjusted operating income (cont.) Three Months Ended Sam's Club U.S. Including Fuel Excluding Fuel (Dollars in millions) Q2 FY26 Q2 FY25 Q2 FY26 Q2 FY25 Operating income $ 489 $ 581 $ 333 $ 391 Business reorganization charges1 80 — 80 — Adjusted operating income $ 569 $ 581 $ 413 $ 391 % change2 (2.1%) NP +5.6% NP The table below reflects the calculation of adjusted operating income for the three months ended July 31, 2025 and July 31, 2024 for the Sam's Club U.S. segment. 1 Business reorganization charges in Q2 FY26 relate to expenses incurred in connection with strategic supply chain decisions made in the Sam's Club U.S. segment. 2 Change versus prior year comparable period. NP = not provided 33

Non-GAAP measures – adjusted EPS

Adjusted diluted earnings per share attributable to Walmart (adjusted EPS) is considered a non-GAAP financial measure under the SEC's rules because it excludes certain amounts included in the diluted earnings per share attributable to Walmart calculated in accordance with GAAP (EPS), the most directly comparable financial measure calculated in accordance with GAAP. Management believes that adjusted EPS is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, adjusted EPS affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance with that of the prior year.

We adjust for the unrealized and realized gains and losses on our equity and other investments each quarter because although the investments are strategic decisions for our retail operations, management's measurement of each strategy is primarily focused on the operational results rather than the fair value of such investments. Additionally, management does not forecast changes in the fair value of its equity and other investments. Accordingly, management adjusts EPS each quarter for the unrealized and realized gains and losses related to those investments.

We have calculated adjusted EPS for the trailing five quarters as well as the prior year comparable periods by adjusting EPS for the relevant adjustments for each period presented. Tax impacts are calculated based on the nature of the item, including any realizable deductions, and statutory rates in effect for relevant jurisdictions. NCI impacts are based on the ownership percentages of our noncontrolling interests, where applicable.

	Three Months Ended July 31, 2025[1]				Three Months Ended July 31, 2024[1]				Percent Change
Diluted earnings per share:									
Reported EPS				$0.88				$0.56	+57.1%
Adjustments:	Pre-Tax Impact	Tax Impact[2]	NCI Impact	Net Impact	Pre-Tax Impact	Tax Impact[2]	NCI Impact	Net Impact	
Unrealized and realized (gains) and losses on equity and other investments[3]	$(0.33)	$0.07	$—	$(0.26)	$0.14	$(0.03)	$—	$0.11	
Certain legal matters[4]	0.06	(0.01)	—	0.05	—	—	—	—	
Business reorganization charges[5]	0.02	(0.01)	—	0.01	—	—	—	—	
Net adjustments				$(0.20)				$0.11	
Adjusted EPS				$0.68				$0.67	+1.5%

[1] Individual components in the accompanying tables may include immaterial rounding.

[2] The reported effective tax rate was 23.3% and 24.2% for the three months ended July 31, 2025 and July 31, 2024, respectively. Adjusted for the above items, the effective tax rate was 24.3% and 24.2% for the three months ended July 31, 2025 and July 31, 2024, respectively.

[3] For the three months ended July 31, 2025, net gains were primarily driven by an increase in the underlying stock price of our investment in Symbotic. For the three months ended July 31, 2024, net losses were primarily driven by decreases in the underlying stock price of our investment in Symbotic and our former investment in JD.com.

[4] Represents charges related to certain legal matters which were outside the normal course of our operations and recorded in Corporate and support. Includes $440 million of costs recorded in operating, selling, general and administrative expenses and $75 million of costs recorded in interest, net.

[5] Business reorganization charges primarily relate to expenses incurred in connection with strategic supply chain decisions made in the Sam's Club U.S. segment, as well as incremental business reorganization charges recorded in Corporate and support.

34

Non-GAAP measures – adjusted EPS (cont.)

	Three Months Ended April 30, 2025[1]				Three Months Ended April 30, 2024[1]				Percent Change
Diluted earnings per share:									
Reported EPS				$0.56				$0.63	(11.1%)
Adjustments:	Pre-Tax Impact	Tax Impact	NCI Impact	Net Impact	Pre-Tax Impact	Tax Impact	NCI Impact	Net Impact	
Unrealized and realized (gains) and losses on equity and other investments	$0.07	$(0.02)	$—	$0.05	$(0.08)	$0.03	$—	$(0.05)	
Business reorganization charges	—	—	—	—	0.03	(0.01)	—	0.02	
Net adjustments				$0.05				$(0.03)	
Adjusted EPS				$0.61				$0.60	+1.7%

	Three Months Ended January 31, 2025[1]				Three Months Ended January 31, 2024[1]				Percent Change
Diluted earnings per share:									
Reported EPS				$0.65				$0.68	(4.4%)
Adjustments:	Pre-Tax Impact	Tax Impact	NCI Impact	Net Impact	Pre-Tax Impact	Tax Impact	NCI Impact	Net Impact	
Unrealized and realized (gains) and losses on equity and other investments	$0.04	$(0.02)	$—	$0.02	$(0.10)	$0.02	$—	$(0.08)	
Opioid-related legal matter	(0.01)	—	—	(0.01)	—	—	—		
Net Adjustments				$0.01				$(0.08)	
Adjusted EPS				$0.66				$0.60	+10.0%

[1] Individual components in the accompanying tables may include immaterial rounding, including per-share amounts and percentage changes retroactively adjusted to reflect the February 23, 2024 stock split.

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Non-GAAP measures – adjusted EPS (cont.) Three Months Ended July 31, 20241 Three Months Ended July 31, 20231 Percent Change Diluted earnings per share: Reported EPS $0.56 $0.97 (42.3%) Adjustments: Pre-Tax Impact Tax Impact NCI Impact Net Impact Pre-Tax Impact Tax Impact NCI Impact Net Impact Unrealized and realized (gains) and losses on equity and other investments $0.14 $(0.03) $— $0.11 $(0.48) $0.11 $— $(0.37) Incremental opioid settlement expense — — — — 0.01 — — 0.01 Net adjustments $0.11 $(0.36) Adjusted EPS $0.67 $0.61 +9.8% Three Months Ended October 31, 20241 Three Months Ended October 31, 20231 Percent Change Diluted earnings per share: Reported EPS $0.57 $0.06 +850.0% Adjustments: Pre-Tax Impact Tax Impact NCI Impact Net Impact Pre-Tax Impact Tax Impact NCI Impact Net Impact Unrealized and realized (gains) and losses on equity and other investments $0.02 $(0.01) $— $0.01 $0.59 $(0.14) $— $0.45 Adjusted EPS $0.58 $0.51 +13.7% 1 Individual components in the accompanying tables may include immaterial rounding, including per-share amounts and percentage changes retroactively adjusted to reflect the February 23, 2024 stock split. 36

Non-GAAP measures – adjusted EBITDA and adjusted EBITDA margin The calculation of net income margin and adjusted EBITDA margin, along with a reconciliation of adjusted EBITDA margin to the calculation of net income margin, is as follows: Three Months Ended Jul 31, Jul 31 (Dollars in millions) 2025 2024 Consolidated net income attributable to Walmart $ 7,026 $ 4,501 Consolidated net income attributable to noncontrolling interest (125) (210) Provision for income taxes 2,168 1,502 Other (gains) and losses (2,708) 1,162 Interest, net 675 565 Operating income $ 7,286 $ 7,940 + Depreciation and amortization 3,487 3,211 + Certain legal matters 440 — + Business reorganization charges 150 — Adjusted EBITDA $ 11,363 $ 11,151 Net Sales $ 175,750 $ 167,767 Consolidated net income margin 4.0% 2.7% Adjusted EBITDA margin 6.5% 6.6% We include net income and net income margin, which are calculated in accordance with U.S. generally accepted accounting principle as well as adjusted EBITDA and adjusted EBITDA margin to provide meaningful information about our operational efficiency compared with our competitors by excluding the impact of certain items. We calculate adjusted EBITDA as earnings before interest, taxes, depreciation and amortization. We also exclude other gains and losses, which is primarily comprised of fair value adjustments on our investments which management does not believe are indicative of our core business performance. From time to time, we will also adjust certain items from operating income, which we believe is meaningful because it best allows comparison of the performance with that of the comparable period. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by consolidated net sales. Adjusted EBITDA and adjusted EBITDA margin are considered non-GAAP financial measures. Management believes, however, that these measures provide meaningful information about our operational efficiency by excluding the impact of differences in tax jurisdictions and structures, debt levels, capital investments and other items which management does not believe are indicative of our core business performance. We consider net income to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of adjusted EBITDA. We consider net income margin to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of adjusted EBITDA margin. Although adjusted EBITDA and adjusted EBITDA margin are standard financial measures, numerous methods exist for calculating a company’s adjusted EBITDA and adjusted EBITDA margin. As a result, the method used by management to calculate our adjusted EBITDA and adjusted EBITDA margin may differ from the methods used by other companies to calculate similarly titled measures. Net income margin was 4.0% and 2.7% for the three months ended July 31, 2025 and 2024, respectively. The increase in net income margin was primarily due to the increase in net income resulting from changes in the fair value of our equity and other investments, partially offset by the change in provision for income taxes, decreased operating income as well as an increase in net sales. Adjusted EBITDA margin was 6.5% and 6.6% for the three months ended July 31, 2025 and 2024, respectively. The decrease in adjusted EBITDA margin was primarily due to net sales growing faster than adjusted operating income. 37